                                    Exhibit 2
                                    ---------

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 24th day of August, 2001, by and between Triangle Pharmaceuticals, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 4 University Place, 4611 University Drive, Durham, North Carolina 27707 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of 28,301,887 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

     SECTION 2. Agreement to Sell and Purchase the Shares.

     2.1. Initial Closing Shares. At the Initial Closing (as defined in Section
3), the Company will sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                           Price Per
     Number to Be           Share In             Aggregate
      Purchased             Dollars                Price
      ---------             -------                -----
      9,628,002              $2.65            $25,514,205.30

     2.2. Second Closing Shares. At the Second Closing (as defined in Section
3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                           Price Per
     Number to Be           Share In             Aggregate
      Purchased             Dollars                Price
      ---------            ---------            --------
      13,013,508             $2.65            $34,485,796.20

     2.3. Other Purchasers. At any time up to and including 5:00 PM Eastern Daylight Time on August 31, 2001 (the "Cut-Off Date"), the Company may agree to sell to one or more investors approved by the Board of Directors of the Company and reasonably acceptable to Warburg Pincus Private Equity VIII, L.P. ("Warburg Pincus") (the "Other Purchasers") up to an additional 5,660,377 Shares (the "Additional Shares") pursuant to this same form of purchase agreement and upon the same terms and conditions (except Section 8 hereof). The Purchaser and the Other Purchasers, if any, are hereinafter sometimes referred collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers, if any, are hereinafter sometimes collectively referred to as the "Agreements." If none of, or less than all of, the Additional Shares are agreed to be purchased and sold by the Cut-Off Date, then if the Second Closing occurs, at the Second Closing, the Company shall sell to Warburg Pincus, and Warburg Pincus shall purchase, such amount of Additional Shares as shall remain unsold, and the Additional Shares so sold to Warburg Pincus shall be deemed "Shares" for all purposes of this Agreement.

     SECTION 3. Delivery of the Shares at the Closing.

     3.1. Initial Closing. The initial closing (the "Initial Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 on August 24, 2001. At the Initial Closing, the Company shall deliver to Warburg Pincus a certificate for the number of Shares being purchased by it at the Initial Closing as set forth in Section 2(a) hereof, registered in the name of Warburg Pincus, against payment to the Company of the purchase price therefor set forth opposite the name of Warburg Pincus in Section 2(a) hereof, under the caption "Aggregate Price" by wire transfer to the Company of immediately available funds.

     3.2. Second Closing. The second closing (the "Second Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 on the day of the stockholders' meeting of the Company approving the issuance of the Shares to be issued at the Second Closing. At the Second Closing, the Company shall deliver to each Purchaser a certificate for the number of Shares being purchased by it at the Second Closing as set forth in
Section 2(b) hereof or the comparable provision of the other Agreements (and, if applicable, in the case of Warburg Pincus, a certificate for the number of any unsold allotment of Additional Shares as contemplated by Section 2(c) hereof), against payment to the Company of the purchase price therefor set forth opposite the name of such Purchaser in Section 2(b) hereof or in the comparable provision of the other Agreements under the caption "Aggregate Price" (and, if applicable, in the case of Warburg Pincus, the purchase price for any such unsold allotment of Additional Shares), by wire transfer to the Company of immediately available funds. The Initial Closing and the Second Closing are collectively referred to as the "Closings".

     3.3. Termination. If the Initial Closing does not occur on or before August 31, 2001, this Agreement shall automatically terminate and be of no further force and effect; provided, however, that such termination shall not release any party from liability for any breach of this Agreement by such party that occurs prior to such termination. The obligations of the parties to effect the transactions to be effected at the Second Closing shall terminate if the Second Closing does not occur on or before December 31, 2001; provided, however, that such termination shall not release any party from liability for any breach of this Agreement by such party that occurs prior to such termination.

     3.4. Closing Conditions. At each Closing, the Company shall deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 of the Agreements. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchasers at each Closing shall be subject to the following conditions:

     (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder;

     (b) the accuracy on and as of such the date of such Closing of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing;

     (c) execution and delivery of a standstill agreement between the Company and the Purchaser in a form mutually acceptable to the parties thereto; and

     (d) with respect to the Second Closing: (i) approval by the stockholders of the Company of (x) an amendment to the certificate of incorporation of the Company to increase the authorized number of shares of Common Stock to a number at least sufficient to permit the sales contemplated on the Second Closing and
(y) the sale of shares to the Purchasers contemplated on the Second Closing,
(ii) receipt of evidence satisfactory to it that the Certificate of Amendment of the Company's Second Restated Certificate of Incorporation (the "Certificate") has been filed with and accepted by the Secretary of State of the State of Delaware; and (iii) expiration of the waiting period under the Hart-Scott-Rodino AntiTrust Improvements Act of 1976 (the "HSR Waiting Period").

The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby at each Closing shall be subject to the following conditions:

     (e) with respect to the Initial Closing: (i) the accuracy on and as of the date of the Initial Closing of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to such Closing, (ii) the execution and delivery of voting agreements in forms mutually acceptable to the Company and the Purchasers between the Company and the stockholders of the Company named in such voting agreements, (iii) the adoption of a resolution of the Board of the Company creating two additional vacancies on the Board of Directors and the election of Messrs. Jonathan Leff and Stewart Hen as directors of the Company to fill such vacancies, effective upon the Initial Closing, and (iv) the Rights Agreement Amendment (as defined herein) shall have become effective.

     (f) with respect to the Second Closing: (i) the accuracy, except any inaccuracies that would not result in a Material Adverse Effect (as defined in Section 4.4), on and as of the date of the Second Closing of the representations and warranties made by the Company herein; (ii) receipt of evidence satisfactory to it that the Certificate has been filed with and accepted by the Secretary of State of the State of Delaware and (iii) expiration of the HSR Waiting Period.

The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company under the other Agreements.

     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has only one subsidiary, which is a direct wholly-owned subsidiary (the "Subsidiary") of the Company and which has no material assets, other than those license agreements described in the Company's 10-K for the year ended December 31, 2000. The Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. The Company and the Subsidiary each have all requisite corporate power and authority to carry on its business as now conducted.

     4.2. Authorized Capital Stock. As of August 21, 2001, the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" on Schedule 4.2 hereof, and since such date, except as contemplated by this Agreement and the other Agreements and except for stock issuances pursuant to Company equity incentive programs disclosed in or contemplated by the Company's (i) Annual Report on Form 10-K for the year ended December 31, 2000, (ii) Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on August 7, 2001, (iii) Current Report on Form 8-K filed with the Commission on August 9, 2001, (iv) Quarterly Report on Form 10-Q for the Quarter ended June 30, 2001, (v) Proxy Statement for its Annual Meeting of Stockholders on May 18, 2001, and (vi) any disclosure schedule delivered by the Company to the Purchaser simultaneously with the execution of this Agreement (collectively, the "Disclosure Documents"), there have been no additional issuances of Common Stock. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Disclosure Documents. Except as disclosed in or contemplated by the Disclosure Documents (including the issuance of options under the Company's 1996 Stock Incentive Plan and the issuance of shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan after September 30, 1998), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, any shares of capital stock of any subsidiary or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the

Disclosure Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     4.3. Issuance, Sale and Delivery of the Shares. The Shares to be issued in the Initial Closing have been duly authorized and upon filing of the Certificate with the Secretary of State of the State of Delaware, the Shares to be issued at the Second Closing will be duly authorized, and all such Shares when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights (except rights that have been waived by holders of such rights) to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time) following notification of the Company's intent to file a registration statement on behalf of the Purchasers pursuant to Section 7.1 hereof (the "Registration Statement") to require the Company to register the sale of any securities owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein other than (i) approval by the stockholders of the increase in authorized Common Stock contemplated by the Certificate and
(ii) as may be required by Rule 4350 of the Nasdaq National Market Qualitative Listing Requirements.

     4.4. Due Execution, Delivery and Performance of the Agreements. (a) The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby. The Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or the Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or the Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties may be bound or affected and in each case which would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and the Subsidiary taken as a whole (a "Material Adverse Effect") or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or the Subsidiary or any of its respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares; (ii) the approval by the stockholders of the Company of the increase in authorized Common Stock contemplated by the Certificate and of the issuance of the Shares to be issued at the Second Closing pursuant to the terms of this Agreement, (iii) the filing of the Certificate with the Secretary of State of the State of Delaware; and (iv) expiration of the HSR Waiting Period. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.4 hereof may be legally unenforceable.

     (b) The Board of Directors of the Company has taken all action necessary to
(a) render inapplicable, as it relates to Warburg Pincus or any of its affiliates ("Warburg"), the provisions of Section 203 of the General Corporation Law of Delaware, and (b) to adopt an amendment to the Rights Agreement, dated as of February 1, 1999, between the Company and American Stock Transfer & Trust Company as Rights Agent, as amended, in the form of Exhibit A attached hereto (the "Rights Agreement Amendment").

     4.5. Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Financial Statements"), are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

     4.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents present fairly, in all material respects, the consolidated financial condition of the Company, results of operations and cash flows as of the dates and for the periods indicated. Such financial statements are fairly presented, in all material respects, in accordance with generally accepted accounting principles (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate, will not be material).

     4.7. No Defaults. Except as disclosed in the Disclosure Documents, and except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company or the Subsidiary taken as a whole, neither the Company nor the Subsidiary is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or the Subsidiary as defined in such documents, except such defaults which individually or in the aggregate would not be material to the Company and the Subsidiary taken as a whole.

     4.8. Contracts. The contracts described in the Disclosure Documents that are material to the Company and the Subsidiary taken as a whole, are in full force and effect on the date hereof; and neither the Company nor the Subsidiary is, nor to the Company's knowledge is any other party, in breach of or default under any of such contracts which would have a Material Adverse Effect.

     4.9. No Actions. Except as disclosed in the Disclosure Documents, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or the Subsidiary is or may be a part or of which property owned or leased by the Company or the Subsidiary is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its Subsidiary, taken as a whole (a "Material Adverse Change"); and no labor disturbance by the employees of the Company or the Subsidiary exists, to the Company's knowledge, or is imminent which might reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Documents, neither the Company nor the Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

     4.10. Properties. Each of the Company and its Subsidiary has good and marketable title to all the properties and assets reflected as owned by it in the consolidated Financial Statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such Financial Statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company or the Subsidiary. Each of the Company and its Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in Disclosure Documents, each of the Company and its Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

     4.11. No Material Change. Since June 30, 2001 and except as described in or specifically contemplated by the Disclosure Documents, (i) the Company and the Subsidiary have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and the Subsidiary have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and the Subsidiary have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company and the Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or the Subsidiary other than the sale of the Shares hereunder or under the other Agreements and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company or the Subsidiary (other than in the ordinary course of business); and (v) except for the operating losses and negative cash flow the Company has continued to incur, there has not been a Material Adverse Change.

     4.12. Intellectual Property. Except as disclosed in or specifically contemplated by Disclosure Documents, (i) the Company and its Subsidiary own or have obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's and the Subsidiary's respective businesses as currently conducted and as the Disclosure Documents indicate the Company and its Subsidiary contemplate conducting (collectively, the "Intellectual Property"); and (ii) to the Company's knowledge (for each of the following subsections (a) through (e)): (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Subsidiary for the product indications described in the Disclosure Documents that would preclude the Company or the Subsidiary from conducting their respective businesses as currently conducted and as the Disclosure Documents indicate the Company and the Subsidiary contemplate conducting, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or the Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary, other than non-material claims; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary, other than non-material claims; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

     4.13. Compliance. Neither the Company nor the Subsidiary has been advised, nor do they have any reason to believe, that they are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting their business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

     4.14. Taxes. Each of the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and each of the Company and the Subsidiary has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

     4.15. Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

     4.16. Nasdaq National Market. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

     4.17. No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

     4.18. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     4.19. Offering Materials. The Company has not distributed and will not distribute prior to any Closing Date any offering material in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

     4.20. Insurance. Each of the Company and the Subsidiary maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     4.21. Contributions. Neither the Company at any time since its incorporation nor the Subsidiary at any time since it was acquired by the Company has, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     4.22. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the Commission; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the Commission.

     4.23. Legal Opinion. Prior to each Closing, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company, will deliver its legal opinion to the Purchaser or Purchasers purchasing stock at such Closing reasonably satisfactory to Warburg Pincus and counsel to Warburg Pincus, relating to the due organization and standing of the Company and the Subsidiary, the due authorization, execution and delivery of the Agreements, the absence of conflicts between the Agreements and other material agreements of the Company, and the status of the Shares to be delivered at such Closing as duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, free of any pre-emptive rights.

     4.24. Intellectual Property Opinion. Prior to the Initial Closing, King & Spalding, patent counsel for the Company, will deliver its legal opinion to Warburg Pincus reasonably satisfactory to Warburg Pincus and counsel to Warburg Pincus. Such opinion shall state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

     4.25. No Integration. Neither the Company nor any of its affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made, nor will any such party make within six (6) months of the second Closing Date, any offer or sale of any security or solicitation of any offer to buy any security under circumstances, that in the opinion of the Company's counsel, concurred by the Purchaser's counsel, would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

     4.26. Certificate. At each Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects, except as provided in Section 3.4(f)(i), as of the date of this Agreement and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that:
(i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;
(iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; and (v) the Purchaser is either a "large institutional accredited investor" as defined in Rule 501(a)(1), (2),
(3), (7) or (8) (and within the meaning of the SEC No Action Letters: Black Box, Inc. (June 26, 1990) and Squadron, Elenoff, Pleasant & Lehrer (February 28,
1992)) or is a "qualified institutional buyer" as such term is defined in Rule 144A(a)(1) under the Securities Act.

     (b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

     (c) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

     (d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

     (e) The Purchaser understands that until the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

     (f) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

     5.2. The Purchaser hereby covenants with Company that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Purchaser acknowledges that (i) any transfer or purported transfer of the Shares in violation of this Section 5 shall be voidable by the Company, (ii) the Company shall not register any transfer of the Shares in violation of this Section 5, and (iii) the Company may instruct any transfer agent for the Company to place stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 5.

     (a) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.4 hereof may be legally unenforceable.

     (b) The Purchaser hereby represents that if the Purchaser is not a United States person (as such term is defined under Regulation S of the Securities
Act), the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser further represents that its subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of its jurisdiction.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, the respective representations and warranties given by the parties hereto shall survive the Closings and the consummation of the transactions contemplated herein for a period of one year, without regard to any investigation made by any party. The other covenants and agreements contained herein shall survive for the period specified therein, or if not specified, for a period of two years.

     SECTION 7. Registration of the Shares; Compliance with the Securities Act.

     7.1. Registration Procedures and Expenses. The Company shall:

     (a) as soon as practicable and in no event later than ten days following the Second Closing or, in case the Company's Stockholders do not approve sale of shares at the Second Closing, 10 days following a stockholder meeting at which such action was taken, or if, no such meeting is held prior to December 31, 2001, within 10 days after such date, prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

     (b) use its reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Company;

     (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by the Purchasers without restriction by the volume limitations of Rule 144(e) under the Securities Act or any other rule of similar effect;

     (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

     (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

     (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

     (g) advise each Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     7.2. Suspension. (a) Except in the event that paragraph (b) below applies, the Company shall (i) prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 7.2(a)(i); and (iii) inform the Purchaser that the Company has complied with its obligations in Section 7.2(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 7.2(a)(i) hereof when the amendment has become effective).

     (b) Subject to paragraph (c) below, in the event (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Purchaser (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until such Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Purchaser, such Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(b).

     (c) Notwithstanding the foregoing paragraphs of this Section 7.2, the Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 60 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon the written opinion of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 7.2(c) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

     (d) Provided that a Suspension is not then in effect, each Purchaser may sell Shares under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company will provide an adequate number of current prospectuses to the Purchaser and to supply copies to any other parties requiring such prospectuses. The Purchaser agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

     (e) The Purchaser acknowledges and agrees that the Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Shares have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

     (f) In the event of a sale of Shares by the Purchaser pursuant to the Registration Statement, the Purchaser shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Shares may be properly transferred.

     7.3. Company Registration.

     (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders, other than the Registration Statement described in Sections 7.1 and 7.2 above, a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, the Company will:

          (i) promptly give to each Purchaser, and in case of any disposition of its Shares to a third party who agrees to be bound by the provisions of this Section 7.3 and makes the representations contained in Section 5 hereof (in each case the "Transferee" and together with the Purchasers, the "Holders"), a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) if so requested by the Holders of at least 51% or more of the Shares, use reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares (or in the case of Warburg Pincus any other shares of Common Stock which it may then hold) specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause
     (i) above, except as set forth in Section 7.3(b) below. Such written request may specify all or a part of the Holders' Shares. In the event any Holder requests inclusion in a registration pursuant to this Section 7.3 in connection with a distribution of shares of Common Stock to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 7.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's shares of Common Stock in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Shares to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and other stockholders of the Company (other than Shares and other than securities held by holders who have contractual rights to participate in or demand such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced (to the extent that such reduction with respect to the Demanding Holder does not conflict with or violate existing contractual rights), on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any shares of Common Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     7.4. Indemnification. For the purpose of this Section 7.4:

     (i) the term "Purchaser/Affiliate" shall mean any affiliates of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

     (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 or Section 7.3.

     (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each Purchaser/Affiliate, and in the case of an underwritten offering described in Section 7.3(b) each underwriter and each person who controls such underwriter, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers, such Purchaser/Affiliates or such underwriter may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate, and if applicable, each underwriter for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate or such underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of the Shares, or
(iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

     (b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action provided, however that the obligation of each Purchaser to indemnify the Company shall be limited to the net proceeds received by such purchaser from the sale of its shares.

     (c) Promptly after receipt by an indemnified party under this Section 7.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.4 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 7.4 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict of interest, based upon the advice of such indemnified party's counsel, between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 7.4 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) of this Section 7.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section
7.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 7.4 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.4, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.4 are several and not joint.

     7.5. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.6. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

     (a) as soon as practicable (but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Purchaser, its Annual Report on Form 10-K, (iii) upon the request of the Purchaser, each of its Quarterly Reports to its stockholders and, if not included in substance in its quarterly report to stockholders, its quarterly report on Form 10-Q, (iv) a copy of the Registration Statement (the foregoing, in each case, excluding exhibits);

     (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 7.6; and

     (c) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise reasonably cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

     SECTION 8. Covenants.

     8.1. Board Nominees. The Company will use its best efforts to cause the Board of Directors to nominate and recommend the election by the Company's stockholders and use its best efforts to effect the election as directors of (a) two (2) individuals designated by Warburg Pincus, for so long as Warburg Pincus owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) the greater of (i) at least 75% of the Shares issued to Warburg Pincus pursuant to this Agreement or (ii) 10% of the then outstanding Common Stock of the Company, and (b) one (1) individual designated by Warburg Pincus, for so long as Warburg Pincus owns beneficially (within the meaning of such Rule 13d-3) at least 5% of the then outstanding Common Stock of the Company, but less than the amount described in clause (a). Any vacancy created by the death, disability, retirement or removal of such individual shall be filled by an individual similarly designated by Warburg Pincus. In the event that Warburg ceases to own beneficially the greater of (i) or (ii) above, at the request of the Company, Warburg Pincus agrees to cause one such individual to resign from the Board of Directors; and in the event that Warburg Pincus ceases to beneficially own at least 5% of the outstanding Common Stock of the Company, at the request of the Company, Warburg Pincus will cause both such individuals to resign from the Board of Directors.

     8.2. Covenant Pending Each Closing. Between the date of this Agreement and the date of each Closing, the Company will advise the Purchasers prior to such Closing of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance. Between the date of this Agreement and the date of each Closing, each party to the Agreements shall use its reasonable efforts to fulfill or cause the fulfillment of the conditions to the consummation of the transactions contemplated by the Agreements at either Closing as promptly as practicable.

     8.3. Proxy Statement. The Company shall use its reasonable efforts to (a) prepare and file with the Commission, promptly after the date hereof, preliminary proxy materials with respect to a meeting of the stockholders for the purpose of approving (a) the increase in authorized Common Stock contemplated by the Certificate and (b) the issuance of Shares to be issued at the Second Closing as contemplated by this Agreement. Promptly after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company of all information required to be contained therein, the Company shall file with the Commission the definitive proxy statement and (b) acting through its Board of Directors, (i) call a special meeting of the holders of the Company's Common Stock for the purpose of voting upon the approval of the Certificate and the issuance of Shares to be issued at the Second Closing as contemplated by this Agreement and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Company's Common Stock approve the Certificate and such issuance as contemplated by this Agreement.

     8.4. HSR Act Filing. The Company and Warburg Pincus shall, as soon as practicable after the date of this Agreement, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") relating to the transaction contemplated by this Agreement and shall use their reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

     8.5. Subscription Right.

     (a) If at any time after the date hereof until the earlier of (i) the date on which there shall no longer remain outstanding at least 25% of the Shares purchased by Warburg Pincus under this Agreement (or if the Second Closing does not take place, the Shares issued at the Initial Closing) or (ii) the date on which the Shares held by Warburg Pincus represent less than 10% of the then outstanding Common Stock of the Company, the Company proposes to issue equity securities of the Company of any kind, the primary purpose of which is to raise equity capital (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities), other than (i) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act with anticipated gross proceeds to the Company of at least $40 million, or (ii) issued in connection with bona fide acquisitions, mergers, joint ventures or similar transactions, the terms of which are approved by the Company's Board of Directors, or (iii) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees of the Company or its subsidiaries, adopted by the Board of Directors, then, the Company shall:

          (i) give written notice to Warburg Pincus (no less than ten (10) days prior to the closing of such issuance) setting forth in reasonable detail
     (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as Warburg Pincus may reasonably request in order to evaluate the proposed issuance; and

          (ii) offer to issue and sell to Warburg Pincus, on such terms as the Proposed Securities are issued, upon full payment by Warburg Pincus, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock then held by Warburg Pincus, by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding (including shares of Common Stock issuable upon conversion of convertible securities or issuable upon exercise of outstanding warrants).

     (b) Warburg Pincus must exercise its purchase rights hereunder within ten
(10) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, Warburg Pincus must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

     (c) Upon the expiration of the 10-day offering period described above, the Company will be free to sell such Proposed Securities that Warburg Pincus has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Warburg Pincus. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to Warburg Pincus pursuant to this Section 8.5.

     (d) The election by Warburg Pincus not to exercise its subscription rights under this Section 8.5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.

     (e) Any sale of such securities by the Company without first giving Warburg Pincus the rights described in this Section 8.5 shall be void and of no force and effect.

     SECTION 9. Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser, except Banc of America Securities, LLC, whose fees shall be paid by the Company.

     SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

     (a) if to the Company, to:

          Triangle Pharmaceuticals, Inc.
          4 University Place
          4611 University Drive
          Durham, North Carolina  27707
          Attention:  Andrew Finkle, Esq.
          Facsimile:  (919) 402-1192

     with a copy to:

          Smith, Anderson, Blount, Dorsett,
          Mitchell & Jernigan, L.L.P.
          Box Office Box 2611
          2500 First Capitol Center
          Raleigh, NC  27601
          Attention:   Gerald F. Roach, Esq.
          Telephone:  (919) 821-1220
          Facsimile:   (919) 821-6800

     or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to:

          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, New York  10019
          Attention:   Peter H. Jakes, Esq.
          Telephone:  (212) 728-8230
          Facsimile:   (212) 728-8111

     SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

     SECTION 15. Expenses. The Company shall pay the reasonable out-of-pocket fees and expenses of Warburg Pincus incurred in connection with its due diligence related to its investment in the Shares and in connection with the negotiation, preparation, execution and delivery of this Agreement and the other instruments and agreements entered into pursuant to this Agreement, and any amendments to the same, up to an aggregate amount of $200,000.00, said payment to be made no later than 30 days after a bill for such fees and expenses has been sent by Warburg Pincus to the Company.

     SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

     SECTION 17. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

     SECTION 18. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                         (signatures on following page)

                   (Signature Page to the Purchase Agreement)


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                        TRIANGLE PHARMACEUTICALS, INC.

                                        By:
                                            ------------------------------
                                            Name:  Chris A. Rallis
                                            Title: President and Chief Operating
                                                   Officer


                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By: Warburg, Pincus & Co., its General
                                            Partner


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                                            Address:   466 Lexington Avenue
                                                        New York, New York 10017
                                            Telephone: (212) 878-0600
                                            Facsimile: (212) 878-9361
                                            Attention: Jonathan Leff

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER
                     ---------------------------------------

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.   Complete the following items on the Purchase Agreements:

     1.   Page __ - Signature:

     (i)    Name of Purchaser (Individual or Institution)

     (ii)   Name of Individual representing Purchaser (if an Institution)

     (iii)  Title of Individual representing Purchaser (if an Institution)

     (iv)   Signature of Individual Purchaser or Individual representing
            Purchaser

     2.   Appendix I - Stock Certificate Questionnaire:

          Provide the information requested by the Stock Certificate Questionnaire.

     3. Return the properly completed and signed Purchase Agreements including the properly completed Appendix I to:

          Triangle Pharmaceuticals, Inc.
          4 University Place
          4611 University Drive
          Durham, NC 27707
          Attention:  Andrew Finkle, Esq.

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Company at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

     (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

     (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                  Schedule 4.2
                                  ------------

                      Capitalization as of August 21, 2001


48,381,918 shares of common stock issued and outstanding

                                    Exhibit A

                      Form of Amendment to Rights Agreement
                      -------------------------------------

                                                                      Appendix I

                         TRIANGLE PHARMACEUTICALS, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE
                         -------------------------------

     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1    The exact name that your Shares are
     to be registered in (this is the
     name that will appear on your stock
     certificate(s)). You may use a
     nominee name if appropriate:            _______________________

2    The relationship between the
     Purchaser of the Shares and the
     Registered Holder listed in
     response to item 1 above:               _______________________

3    The mailing address of the
     Registered Holder listed in
     response to item 1 above:               _______________________

                                             _______________________

                                             _______________________

                                             _______________________

4    The Social Security Number or Tax
     Identification Number of the
     Registered Holder listed in
     response to item 1 above:               _______________________

                                                                      Appendix I

                         TRIANGLE PHARMACEUTICALS, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

     2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

     _____ Yes     _____ No

          If yes, please indicate the nature of any such relationships below:

          -----------------------------------------------------------------

          -----------------------------------------------------------------

          -----------------------------------------------------------------

     4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

          Answer:  [ ] Yes  [ ] No   If "yes," please describe below

          -----------------------------------------------------------------

          -----------------------------------------------------------------

          -----------------------------------------------------------------

     NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

     Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

     Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

     Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)


                                      -2-